News Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Reports Fourth Quarter 2012 and Full Year Financial Results

Revenues decreased 5% from prior year quarter and 9% for the year; Net loss flat year over year

(ROANOKE, VA, March 26, 2013) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the fourth quarter and year ended December 31, 2012.

For the fourth quarter of 2012, Luna realized a net loss attributable to common stockholders of $0.6 million, or $0.04 per share, compared to a net loss attributable to common stockholders of $0.4 million, or $0.03 per share, for the fourth quarter of 2011. Revenues decreased 5% to $7.8 million in the fourth quarter of 2012 from $8.1 million in the fourth quarter of the preceding year, reflecting $0.2 million growth in the Technology Development segment more than offset by a decrease of $0.6 million in revenue from the Products and Licensing segment. Gross profit remained relatively unchanged at approximately $2.7 million for the most recent quarter and for the fourth quarter of last year.

For the year, total revenues decreased 9% to $32.3 million for 2012 compared to $35.6 million in 2011. Products and Licensing revenue was $11.3 million in 2012 compared to $13.2 million in 2011, while full year revenues in the company’s technology development segment declined to $21.1 million in 2012 compared to $22.4 million in 2011. Gross profit decreased to $12.2 million for 2012 compared to gross profit of $13.2 million in 2011. Net loss attributable to common stockholders remained unchanged at $1.5 million, or $0.11 per common share, for 2012 and 2011.

Adjusted EBITDA, a non-GAAP measure, which is earnings before interest, taxes, and non-cash expenses of share-based compensation, depreciation, amortization and warrant expense, decreased to $0.2 million for the fourth quarter of 2012 compared to $0.6 million for the fourth quarter of 2011 and to $1.9 million for full year 2012 from $2.6 million in 2011.

LUNA INNOVATIONS INCORPORATED	Luna Q412 Earnings, Page 2

On March 4, 2013, the company announced that it had sold its Secure Computing and Communications (“SCC”) group effective March 1, 2013, a component of the Technology Development segment. Revenues for 2012 included approximately $6 million associated with SCC.

“The sale of our SCC group allowed us to increase liquidity while continuing to focus on the growth potential of our core fiber-optic technologies,” said My Chung, chief executive officer of Luna. “With the completion of this transaction, we have accelerated the monetization of our secure computing technologies and generated cash to mitigate our risk of reductions in government spending.”

Fourth Quarter Financial and Business Summary

•	Total revenues decreased by 5%, to $7.8 million for the fourth quarter of 2012, from $8.1 million for the fourth quarter of 2011.

•	Technology development revenues increased by 4%, to $5.2 million for the fourth quarter of 2012, from $5.0 million for the fourth quarter of 2011.

•

Products and licensing revenues decreased by 19%, to $2.5 million in the fourth quarter of 2012, from $3.1 million in the fourth quarter of 2011, including a decrease of approximately $0.3 million in sales of fiber optic test and measurement equipment and approximately $0.3 million of reductions in funded product development activities.

•	Gross profit decreased to $2.6 million for the fourth quarter of 2012, from $2.7 million for the fourth quarter of 2011.

•

Selling, general and administrative expenses increased by 7% to $2.6 million, or 34% of total revenues for the fourth quarter of 2012, from $2.4 million, or 30% of total revenues, for the fourth quarter of 2011.

•	Total operating expenses remained relatively unchanged at $3.2 million, or 41% of total revenues, for the fourth quarter of 2012 and 39% of total revenues for the fourth quarter of 2011.

LUNA INNOVATIONS INCORPORATED	Luna Q412 Earnings, Page 3

•	Adjusted EBITDA decreased to $0.2 million for the fourth quarter of 2012, from $0.6 million for the fourth quarter of 2011.

•

Net loss attributable to common stockholders declined to $0.6 million, or ($0.04) per basic and diluted common share, for the fourth quarter of 2012, compared to a net loss attributable to common stockholders of $0.4 million, or ($0.03) per basic and diluted common share, for the fourth quarter of 2011.

•

Cash and cash equivalents totaled $6.3 million at December 31, 2012, as compared to $8.9 million at December 31, 2011. Outstanding principal on our term loan decreased from $5.3 million at December 31, 2011 to $3.6 million at December 31, 2012.

•	Introduced the OBR 5T-50 in November of 2012 to address the production line needs of the telecommunications industry.

Year Ended December 31, 2012 Financial Summary

•	Total revenue decreased $3.3 million, or 9%, to $32.3 million for the year ended December 31, 2012, compared to $35.6 million for the year ended December 31, 2011.

•	Products and licensing revenue decreased by 15%, to $11.3 million for the year ended December 31, 2012, from $13.2 million for the year ended December 31, 2011.

•	Technology development revenues decreased by 6%, to $21.1 million for the year ended December 31, 2012, from $22.4 million for the year ended December 31, 2011.

•	Gross profit decreased by 8%, to $12.2 million for the year ended December 31, 2012, from $13.2 million for the year ended December 31, 2011.

•

Selling, general and administrative expenses decreased by 8% to $10.8 million, or 33% of total revenues, for the year ended December 31, 2012, from $11.8 million, or 33% of total revenues, for the year ended December 31, 2011.

•

Total operating expenses decreased by 8% to $13.4 million, or 41% of total revenues, for the year ended December 31, 2012, from $14.5 million, or 41% of total revenues, for the year ended December 31, 2011.

•	Adjusted EBITDA decreased to $1.9 million for the year ended December 31, 2012 from $2.7 million for the year ended December 31, 2011.

•

Net loss attributable to common stockholders remained unchanged at $1.5 million, or $0.11 per basic and diluted common share, for the year ended December 31, 2012 and for the year ended December 31, 2011.

LUNA INNOVATIONS INCORPORATED	Luna Q412 Earnings, Page 4

Non-GAAP Measures

In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information

As previously announced, Luna will conduct an investor conference call at 5:00 p.m. (EST) today to discuss its financial results and business developments for the fourth quarter and full year of 2012. The call can be accessed by dialing 866.713.8565 domestically or 617.597.5324 internationally prior to the start of the call. The participant access code is 21120821. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.

About Luna:

Luna Innovations Incorporated (www.lunainc.com) is focused on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets it serves. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

LUNA INNOVATIONS INCORPORATED	Luna Q412 Earnings, Page 5

Forward-Looking Statements:

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include our expectations regarding the growth potential of fiber-optic technology and the company’s technical capabilities. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for the company’s products and services to meet expectations, technological challenges and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at www.sec.gov and at the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

LUNA INNOVATIONS INCORPORATED	Luna Q412 Earnings, Page 6

Luna Innovations Incorporated

Condensed Consolidated Statements of Operations

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	(unaudited)
Revenues
Technology development	$5,229,644	$5,011,387	$21,098,286	$22,417,902
Products and licensing	2,535,087	3,137,113	11,250,717	13,195,822

Total revenues	7,764,731	8,148,500	32,349,003	35,613,724

Cost of revenues
Technology development	3,680,434	3,882,508	14,928,887	15,793,279
Products and licensing	1,420,063	1,530,436	5,242,043	6,589,943

Total cost of revenues	5,100,497	5,412,944	20,170,930	22,383,222

Gross profit	2,664,234	2,735,556	12,178,073	13,230,502

Operating expenses
Selling, general and administrative	2,620,524	2,448,321	10,804,156	11,788,866
Research, development and engineering	589,540	724,455	2,558,417	2,674,730

Total operating expenses	3,210,064	3,172,776	13,362,573	14,463,596

Operating loss	(545,830)	(437,220)	(1,184,500)	(1,233,094)
Other income (expense)
Interest	(64,056)	(85,890)	(286,529)	(376,524)
Other	22,498	169,772	108,061	227,565

Loss before income taxes	(586,908)	(353,338)	(1,362,968)	(376,524)
Income tax expense	—	—	21,417	10,307

Net loss	(586,908)	(353,338)	(1,384,385)	(1,392,360)
Preferred stock dividend	24,780	32,510	119,754	127,462

Net loss attributable to common stockholders	$(611,688)	$(385,848)	$(1,504,139)	$(1,519,822)

Net loss per share of common stock
Basic and diluted	$(0.04)	$(0.03)	$(0.11)	$(0.11)

Weighted average shares
Basic and diluted	14,008,772	13,794,361	13,930,267	13,647,555

LUNA INNOVATIONS INCORPORATED	Luna Q412 Earnings, Page 7

Luna Innovations Incorporated

Condensed Consolidated Balance Sheets

	December 31,
	2012	2011

Assets
Current Assets
Cash and cash equivalents	$6,340,461	$8,939,127
Accounts receivable, net	7,059,635	5,958,086
Inventory, net	3,336,916	3,330,773
Prepaid expenses	667,773	1,071,438
Other current assets	35,629	35,717

Total current assets	17,440,414	19,355,141

Property and equipment, net	2,426,638	2,816,674
Intangible assets, net	437,839	539,563
Other assets	152,877	228,043

Total assets	$20,457,768	$22,919,421

Liabilities and stockholders’ equity
Current liabilities
Current portion of long term debt obligation	$1,500,000	$1,625,000
Current portion of capital lease obligation	54,091	50,949
Accounts payable	1,797,571	1,656,602
Accrued liabilities	2,747,175	3,612,193
Deferred credits	832,822	1,462,603

Total current liabilities	6,931,659	8,407,347
Long-term debt obligations	2,125,000	3,625,000
Long-term capital lease obligations	128,917	183,008

Total liabilities	9,185,576	12,215,355

Commitments and contingencies
Stockholders’ equity
Preferred stock	1,322	1,322
Common stock	14,245	13,969
Additional paid-in capital	61,361,505	59,289,516
Accumulated deficit	(50,104,880)	(48,600,741)

Total stockholders’ equity	11,272,192	10,704,066

Total liabilities and stockholders’ equity	$20,457,768	$22,919,421

LUNA INNOVATIONS INCORPORATED	Luna Q412 Earnings, Page 8

Luna Innovations Incorporated

Condensed Consolidated Statements of Cash Flows

	Year ended December 31,
	2012	2011

Cash flows from operating activities
Net loss	$(1,384,385)	$(1,392,360)
Adjustments to reconcile net loss to cash (used in)/ provided by operating activities
Depreciation and amortization	1,092,027	1,462,511
Stock-based compensation	1,862,533	2,163,290
Bad debt expense
Changes in operating assets and liabilities
Accounts receivable	(1,101,549)	1,711,539
Inventory	(10,482)	(224,173)
Other assets	478,919	(321,430)
Accounts payable and accrued expenses	(724,050)	(288,989)
Deferred credits	(629,781)	(119,999)

Net cash (used in)/ provided by operating activities	(416,768)	2,990,389

Cash from investing activities
Acquisition of property and equipment	(371,390)	(327,704)
Intangible property costs	(224,537)	(347,813)

Net cash used in investing activities	(595,927)	(675,517)

Cash flows from financing activities
Proceeds from debt obligations	—	6,000,000
Payments on debt obligations	(1,625,000)	(6,867,393)
Payment on capital lease obligations	(50,949)	(42,383)
Proceeds from exercise of options and warrants	89,978	317,451

Net cash used in financing activities	(1,585,971)	(592,325)

Net change in cash	(2,598,666)	1,722,547
Cash and cash equivalents—beginning of period	8,939,127	7,216,580

Cash and cash equivalents—end of period	$6,340,461	$8,939,127

LUNA INNOVATIONS INCORPORATED	Luna Q412 Earnings, Page 9

Luna Innovations Incorporated

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	(unaudited)
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA:
Net loss	$(586,908)	$(353,338)	$(1,384,385)	$(1,392,360)
Interest	64,057	85,891	286,529	376,524
Taxes	—	—	21,417	10,307
Depreciation and amortization	277,529	419,811	1,092,027	1,462,511

EBITDA	(245,322)	152,364	15,588	456,982
Share based compensation expense	450,861	426,018	1,862,533	2,163,290
Warrant expense	(35,696)	18,586	17,190	60,338

Adjusted EBITDA	$169,843	$596,968	$1,895,311	$2,680,610

###

Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone:1.540.769.8400

Email: IR@lunainc.com